Consent of Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" and to the use of our reports (1) dated February 20, 2004 with respect to the financial statements of Principal Life Insurance Company Variable Life Separate Account and (2) dated January 30, 2004 with respect to the consolidated financial statements and schedules of Principal Life Insurance Company in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-71521) and related Prospectus of the Principal Life Insurance Company Variable Life Separate Account Survivorship Flexible Premium Variable Universal Life Insurance Policy dated April 30, 2004.


                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
April 28, 2004